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                                                                   Exhibit 10.30

                  [FORM OF NONQUALIFIED STOCK OPTION AGREEMENT]

                         PACKAGING DYNAMICS CORPORATION
                       2002 LONG TERM INCENTIVE STOCK PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT (the "Agreement"), made effective as of the __ day of June, 2002 (hereinafter called the "Date of Grant"), between PACKAGING DYNAMICS CORPORATION, a Delaware corporation (hereinafter called the "Company"), and the employee named on the signature page hereto (hereinafter called the "Optionee"):

                                R E C I T A L S:
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          WHEREAS, the Company has adopted the Packaging Dynamics Corporation
2002 Long Term Incentive Stock Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of the Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan;

          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Optionee pursuant to the Plan and the terms set forth herein; and

          WHEREAS, the Optionee hereby waives any and all benefits to which he may be entitled under the Packaging Holdings L.L.C. 2001 Long-Term Incentive Plan (the "2001 LTIP") in consideration for the Option.

          NOW THEREFORE, in consideration of the waiver by the Optionee of any and all benefits under the 2001 LTIP and in consideration of the mutual covenants set forth hereinafter, the parties hereto agree as follows:

          1. Waiver of 2001 LTIP Benefits and Grant of the Option.

         (a) The Optionee hereby waives any and all benefits to which he may be entitled under the 2001 LTIP in consideration for the Option granted in Section 1(b) below.

         (b) In consideration of the Optionee's waiver in Section 1(a) above and in consideration of the mutual covenants set forth herein, the Company hereby grants to the Optionee an Option to purchase, on the terms and conditions hereinafter set forth, the number of Shares set forth on the last page hereof, at an exercise price equal to the dollar amount per Share set forth on the last page hereof (the "Exercise Price"). The Option is intended to be a nonqualified stock option, and is not intended to be treated as an Incentive Stock Option, which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Vesting.

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             (a) The Option is fully vested and earned as of the date hereof.

             (b) Notwithstanding any other provision of the Agreement to the contrary, in connection with any merger, consolidation, change in control or similar corporate transaction or reorganization as determined by the Committee, (a "Corporate Transaction") the Committee may in its sole discretion:

                 (i) Provide that any acquiring or successor corporation will assume the Option, to the extent then outstanding, or substitute an equivalent option meeting the requirements of Section 424(a) of the Code for the outstanding portion of the Option; or

                 (ii) Provide for a cash payment to the Optionee equal to the excess, if any, of the Fair Market Value of the number of Shares covered by the Option then held by the Optionee over the aggregate Exercise Price of such Option.

             The Committee shall have no obligation to take any such action in connection with a Corporate Transaction.

          3. Exercise of Option.

             (a) Period of Exercise. Subject to the provisions of the Plan and of this Agreement, the Optionee or any permitted transferee pursuant to Section 7 below ("Permitted Transferee") may exercise all or any part of the Option then held by the Optionee or Permitted Transferee no sooner than the third (3rd) anniversary of the Date of Grant (the "Third Anniversary"); provided that notwithstanding the foregoing, in the event of a Sale Event (as defined in Section 10(a) below) such period may begin no sooner than ninety (90) days following the Third Anniversary. In addition, the Optionee or Permitted Transferee may exercise all or any part of the Option then held by the Optionee or Permitted Transferee no later than the end of the term of the Option, such term ending upon the earliest to occur of:

                 (i) the tenth anniversary of the Date of Grant; or

                 (ii) the six (6) month anniversary of the date of the Third Anniversary in the event of a Sale Event (as defined in Section 10(a) below);

                 (iii) in the event of the Optionee's termination of employment with the Company or any of its Affiliates after the Third Anniversary for any reason, including, without limitation, termination for cause or not for cause, termination for good reason or not for good reason, retirement, death or disability, three (3) months after the date of such termination; or

                 (iv) if determined by the Committee in its sole discretion, the consummation of a Corporate Transaction; provided that the Committee shall have notified the Optionee at least fifteen (15) days in advance of the

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consummation of a Corporate Transaction of such a determination.

          (b) Method of Exercise.

              (i) Subject to Section 3(a), any portion of the Option then held by the Optionee or Permitted Transferee may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price shall be made in cash or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the Optionee (which are not the subject of any pledge or other security interest and which have been owned by the Optionee for at least six (6) months), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such pre-owned Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate Exercise Price.

              (ii) Notwithstanding any other provision of the Plan or the Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

              (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Optionee's name, or, if applicable, in the Permitted Transferee's name, for such Shares. However, the Company shall not be liable to the Optionee or, if applicable, to the Permitted Transferee, for damages relating to any delays in issuing such certificates to him or her, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

              (iv) In the event of the Optionee's death, the portion of the Option then held by the Optionee shall remain exercisable by the Optionee's executor or administrator, or the person or persons to whom the Optionee's rights under the Agreement shall pass by will, or by the laws of descent and distribution as the case may be, to the extent such Option was exercisable by the Optionee at the time of such death as set forth in Section 3(a) above.

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Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

     4. No Right to Continued Employment. Neither the Plan nor the Agreement shall be construed as giving the Optionee the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Optionee or discontinue any consulting relationship, free from any liability or any claim under the Plan or the Agreement, except as otherwise expressly provided herein.

     5. Rights as a Stockholder. Neither the Optionee nor any successor in interest shall have rights as a stockholder of the Company with respect to any Shares subject to an Option granted hereunder until the date of issuance of a certificate for such Shares.

     6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     7. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO"), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to any Permitted Transferee of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Optionee's lifetime, the Option is exercisable only by the Optionee or by his or her legal representative or as otherwise provided by a QDRO.

     8. Withholding. The Optionee agrees to make appropriate arrangements with the Company for satisfaction

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of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company at the time of exercise of, or other settlement in respect of, the Option of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding amounts from any compensation or other amount owing from the Company to the Optionee) to satisfy all obligations for the payment of such taxes.

     9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with the Agreement.

     10.  Right of Company to Repurchase Option Upon Employment Termination.

        (a) Sale Event. In the event of the termination of an Optionee's employment with the Company or any of its Affiliates prior to the Third Anniversary, for any reason, including, without limitation, termination for cause or not for cause, termination for good reason or not for good reason, retirement, death or disability (such termination being referred to herein as a "Sale Event"), the Company shall have the right (but not the obligation) at any time thereafter up to and including the ninetieth (90th) day after the date of the Third Anniversary, to repurchase all or a portion of the percentage of the Option as determined in accordance with Section 10(c) below held by such Optionee (and any Permitted Transferee) as of the date of the repurchase ("Repurchase Date"). Such right is exercisable by written notice (a "Repurchase Notice") delivered to such Optionee (or, if applicable, Permitted Transferee). The Repurchase Notice shall state the percentage of Option, if any, that the Company elects to repurchase, the per share purchase price and the Repurchase Date. The failure of the Company to deliver a Purchase Notice and effect a repurchase on or before the above-described ninetieth (90th) day shall operate as a waiver of the Company's rights under this Section 10(a).

     (b) Purchase Price for Option. The per share purchase price of any Option repurchased pursuant to Section 10(a) above shall be equal to the lesser of (x) the excess, if any, of the Fair Market Value on the Date of Grant over the Exercise Price, and (y) the excess, if any, of the average of the Fair Market Value during the sixty (60) days immediately preceding the date of the Sale Event

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 over the Exercise Price.

     (c) Portion of Option Available for Repurchase. With respect to a Sale Event, the Company shall have the right to purchase up to (i) one hundred percent (100.0%) of the Option with respect to a Sale Event that occurs on or before June 30, 2003; (ii) sixty-seven percent (67.0%) of the Option with respect to a Sale Event that occurs on or after July 1, 2003 and on or before June 30, 2004; and (iii) thirty-four percent (34.0%) of the Option with respect to a Sale Event that occurs on or after July 1, 2004 and on or before June 30, 2005.

     11. Notices. Any notice necessary under the Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Optionee at the address appearing in the personnel records of the Company for such Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     12. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     13. Option Subject to Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and the Agreement are subject to all of the terms and conditions of the Plan. By entering into the Agreement the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. The terms and provisions of the Plan as it may be amended from time-to-time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     14. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of the Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     15. Amendments. The Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

     16. Signature in Counterparts. The Agreement may be signed in counterparts, each of which shall be an

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original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     17. Authority of the Committee. The Committee shall have full authority in its discretion to interpret and construe the terms of the Plan and the Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

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     IN WITNESS WHEREOF, the parties hereto have executed the Agreement. By execution of the Agreement, the Optionee acknowledges receipt of a copy of the Plan.

PACKAGING DYNAMICS CORPORATION


By:
    ---------------------------


NAME OF OPTIONEE:



-------------------------------
(Sign Name)


[Date]

Number of Options:
                   ------------
Exercise Price:
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